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                                   EXHIBIT 23

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Registration Statement on Form SB-2 (No.333-68515)of our report, dated November 5, 1998, except for the fourth paragraph of footnote 15, as to which the date is November 19, 1998, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of The Female Health Company and subsidiaries. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        /s/ McGLADREY & PULLEN, LLP


Schaumburg, Illinois
January 12, 1999